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CONSENT OF INDEPENDENT ACCOUNTANTS


To the Trustees of Loomis Sayles Funds:

We consent to the inclusion in Post-Effective Amendment No. 12 to the Registration Statement of Loomis Sayles Funds (consisting of Loomis Sayles Growth Fund, Loomis Sayles Core Value Fund (formerly Loomis Sayles Growth & Income Fund), Loomis Sayles Small Cap Value Fund (formerly Loomis Sayles Small Cap Fund), Loomis Sayles International Equity Fund, Loomis Sayles Worldwide Fund, Loomis Sayles Bond Fund, Loomis Sayles Global Bond Fund, Loomis Sayles U.S. Government Securities Fund, Loomis Sayles Municipal Bond Fund, Loomis Sayles Short-Term Bond Fund, and Loomis Sayles High Yield Fund (collectively, the "Funds)) on Form N-1A of our report dated February 21, 1997 on our audit of the financial statements and financial highlights of the respective Funds, which report is included in the Annual Report to Shareholders for the year ended December 31, 1996, which is included in the Registration Statement. We also consent to the reference to our Firm under the captions "Financial Highlights," "Independent Accountants" and "Experts".



                                            /s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts                       COOPERS & LYBRAND L.L.P.
March 7, 1997